EXHIBIT 99.1

Table of Contents

Earnings Release and Table Listing

  Earnings Release Narrative
  Consolidated Balance Sheets
  Consolidated Statements of Income
  Selected Financial Data
    Net income by business segment
    Selected financial ratios
    Asset and liability activity
    Capital ratios (Bank only)
    Book value per share
    Number of branches including in-store locations
    Average balance sheet data
    Loan and deposit related fees
    Loan servicing income (loss), net
    Net gains (losses) on sales of loans and mortgage-backed securities
    Mortgage servicing rights activity
    Mortgage loans serviced for others
    Loans held for investment
    Loans held for sale
    Residential one-to-four unit loans subject to negative amortization
    Non-performing assets
    Delinquent loans

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP.
N E W S R E L E A S E	For further information contact: Brian E. Côté Chief Financial Officer (949) 509-4420

DOWNEY ANNOUNCES SECOND QUARTER 2007 EARNINGS

          Newport Beach, California - July 18, 2007 - Downey Financial Corp. (NYSE: DSL) reported net income for the second quarter of 2007 of $32.7 million or $1.17 per share on a diluted basis, down 32.1% from $48.2 million or $1.73 per share in the second quarter of 2006.

The decline in net income between second quarters was due primarily to:

  A $20.9 million decline in net interest income due to a lower level of interest-earning assets;
  A $2.8 million increase in the provision for credit losses;
  A $2.7 million decline in income from real estate and joint ventures held for investment;
  A $1.2 million decline in income from loan servicing activities; and
  A $0.9 million increase in the net operation of real estate acquired in settlement of loans.

          For the first six months of 2007, net income totaled $75.6 million or $2.71 per share on a diluted basis, down 17.7% from the $91.9 million or $3.30 per share for the first six months of 2006.

          Daniel D. Rosenthal, President and Chief Executive Officer, commented, "The ongoing softening of the housing market, coupled with a challenging interest rate environment, have contributed to continued declines in our loan portfolio and increases in our non-performing loans. However, we continue to have a very strong capital position which will allow us to take advantage of opportunities as they arise."

Net Interest Income

          Net interest income totaled $111.5 million in the second quarter of 2007, down $20.9 million or 15.8% from a year ago. The decline reflected a $2.725 billion or 15.8% decline in average interest-earning assets. However, the effective interest rate spread of 3.07% in the current quarter remained unchanged from a year ago.

          Compared to a year ago, the current quarter effective interest rate spread was unfavorably impacted by a lower proportion of loan prepayment fees to the amount of deferred loan origination costs written-off as a result of those payoffs, which declined to 72.3% in the current quarter from 99.5% a year ago. This decline was the result of a higher proportion of loans being repaid that were no longer subject to a prepayment fee primarily due to the increasing age of the loan portfolio. In addition, current quarter effective interest rate spread was unfavorably impacted by a higher proportion of earning assets being comprised of investment securities and hybrid adjustable rate mortgage loans, both of which have lower yields than those of option ARM loans that comprised a larger proportion of interest-earning assets a year

Page 1

ago. However, these unfavorable items were essentially offset by a higher proportion of interest-earning assets being funded with interest free funds (the excess of interest-earning assets over interest-bearing deposits and borrowings) and the value of those funds was worth more than a year ago due to the higher interest rates prevalent during the current quarter.

          For the first six months of 2007, net interest income totaled $236.6 million, down $21.7 million or 8.4% from the year-ago period.

Provision for Credit Losses

          During the current quarter, the provision for credit losses totaled $9.5 million, up $2.8 million from a year ago. At June 30, 2007, the allowance for credit losses was $70.4 million, comprised of $69.1 million for loan losses and $1.3 million for unfunded loan commitments which is reported within accounts payable and accrued liabilities. The increase to the allowance this quarter reflected the continued weakness of the California residential real estate market. In addition, a shift in the yield curve has resulted in higher mortgage interest rates which negatively affects the ability of certain borrowers to refinance which, in turn, increases their probability of default. Net charge-offs totaled $1.0 million in the current quarter, compared to virtually none a year ago.

          For the first six months of 2007, the provision for credit losses totaled $10.1 million and net charge-offs were $1.7 million. This compares with a $16.7 million provision for credit losses and net charge-offs of $0.1 million a year ago.

Other Income

          Other income totaled $17.5 million in the current quarter, down $3.5 million or 16.7% from a year ago. Contributing to the decline between second quarters was:

  A $2.7 million decline in income from real estate and joint ventures held for investment, primarily due to lower gains from sales as well as a $0.4 million provision for losses on real estate and joint ventures. Gains from sales totaled $0.4 million in the current quarter, compared to $2.6 million a year ago; and
  A $1.2 million unfavorable change in income from loan servicing activities, as the current quarter reflected a loss of $0.8 million compared to income of $0.4 million a year ago. The unfavorable change primarily reflected a $1.2 million increase in payoff and curtailment interest costs, which represents the difference between the contractual obligation to pay interest to the investor for an entire month and the actual interest received when a loan prepays prior to the end of the month. It should be noted that this cost does not include the benefit derived from the use of repaid loan funds until remitted to the investor which results in an increase in net interest income.

          For the first six months of 2007, other income totaled $35.2 million, down $9.0 million or 20.4% from a year ago.

Page 2

Operating Expense

          Operating expense totaled $62.4 million in the current quarter, up $1.4 million or 2.3% from a year ago. The increase reflected increases of $0.9 million in net operations of real estate owned due to a higher number of foreclosed properties and $0.5 million in general and administrative expense. All major categories of general and administrative expense were unchanged or above a year ago except for the other general and administrative expense category, with the largest increases being $1.5 million in deposit insurance premiums and regulatory assessments and $0.7 million in premises and equipment costs. The other general and administrative expense category was $2.1 million below a year ago, primarily due to an adjustment to reserves associated with workers’ compensation insurance claims.

          For the first six months of 2007, operating expense totaled $128.0 million, up $5.5 million or 4.5% from a year ago.

Income Taxes

          The effective tax rate in the current quarter was 42.67%, compared to 43.78% in the year-ago quarter. For the first six months of 2007, the effective tax rate was 43.43%, compared to 43.71% a year ago.

Assets, Loan Originations and Deposits

          At June 30, 2007, assets totaled $14.903 billion, down $2.562 billion or 14.7% from a year ago and down $1.304 billion or 8.0% from year-end 2006. During the current quarter, assets declined $335 million due primarily to declines of $738 million in loans held for investment and $80 million in loans held for sale. Those declines were partially offset by an increase of $506 million in securities available for sale. Included within loans held for investment at quarter end were $8.914 billion of single family adjustable rate mortgages subject to negative amortization, down $1.140 billion from March 31, 2007. These loans comprised 76% of the single family residential loan portfolio at quarter end, compared to 89% a year ago. The amount of negative amortization included in loan balances increased $20 million during the current quarter to $377 million or 4.23% of loans subject to negative amortization. During the current quarter, approximately 29% of loan interest income represented negative amortization, down from 31% in the first quarter of 2007 but up from 26% in the year-ago second quarter.

          Loan originations (including purchases) totaled $1.209 billion in the current quarter, down $862 million or 41.6% from $2.071 billion a year ago. Loans originated for sale declined $397 million or 44.5% to $495 million, while single family residential loans originated for portfolio declined $431 million or 38.1% to $699 million. In addition to single family residential loans, $15 million of other loans were originated in the current quarter. For the first six months of 2007, loan originations totaled $2.470 billion, down 49.4% from $4.884 billion in the same period a year ago.

          Deposits totaled $11.247 billion at quarter end, down $641 million or 5.4% from a year ago and down $538 million or 4.6% from year-end 2006. At quarter end, the number of branches totaled 172 (168 in California and four in Arizona), down one branch from March 31, 2007 due to the closure of the store in which it was located. At quarter end, the average deposit size of our 82 traditional branches was $108 million, while the average deposit size of our 90 in-store branches was $26 million. Since the end of 2006, borrowings have declined by $919 million and represented at the end of the current quarter 12.7% of total assets.

Page 3

Non-Performing Assets

          Non-performing assets increased during the quarter by $84 million or 58.5% to $227 million and represented 1.53% of total assets, compared with 0.68% at year-end 2006 and 0.23% a year ago. Of the increase in the current quarter, $76 million was related to single family residential loans, while $7 million represented a construction loan to build single family homes on which no significant loss is expected at this time.

Regulatory Capital Ratios

          At June 30, 2007, Downey Financial Corp.’s primary subsidiary, Downey Savings and Loan Association, F.A., had core and tangible capital ratios of 10.08% and a risk-based capital ratio of 20.86%. These capital levels were well above the "well capitalized" standards of 5% and 10%, respectively, as defined by regulation.

          Certain statements in this release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements do not relate strictly to historical information or current facts. Some forward-looking statements may be identified by use of terms such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Downey’s actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, economic conditions, competition in the geographic and business areas in which Downey conducts its operations, fluctuations in interest rates, credit quality, the outcome of ongoing audits by taxing authorities and government regulation. Downey does not update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

          For further information, contact: Brian E. Côté, Chief Financial Officer at (949)509-4420.

Page 4

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,	June 30,
(Dollars in Thousands, Except Per Share Data)	2007	2006	2006

Assets
Cash	$149,308	$124,865	$152,957
Federal funds	-	1	2

Cash and cash equivalents	149,308	124,866	152,959
U.S. Treasury, government sponsored entities and other investment
securities available for sale, at fair value	1,917,603	1,433,176	892,172
Loans held for sale, at lower of cost or fair value	187,752	363,215	417,691
Mortgage-backed securities available for sale, at fair value	114	251	263
Loans held for investment	12,273,307	13,868,227	15,571,817
Allowance for loan losses	(69,107)	(60,943)	(51,198)

Loans held for investment, net	12,204,200	13,807,284	15,520,619
Investments in real estate and joint ventures	64,997	59,843	49,237
Real estate acquired in settlement of loans	29,925	8,524	1,254
Premises and equipment	115,823	114,052	110,537
Federal Home Loan Bank stock, at cost	72,429	152,953	184,796
Mortgage servicing rights, net	21,619	21,196	20,561
Other assets	139,200	122,022	114,691

	$14,902,970	$16,207,382	$17,464,780

Liabilities and Stockholders’ Equity
Deposits	$11,246,806	$11,784,869	$11,887,739
Securities sold under agreements to repurchase	587,544	469,971	255,042
Federal Home Loan Bank advances	1,104,373	2,140,785	3,499,450
Senior notes	198,351	198,260	198,172
Accounts payable and accrued liabilities	289,937	220,262	327,181
Deferred income taxes	11,486	-	13,111

Total liabilities	13,438,497	14,814,147	16,180,695

Stockholders’ equity
Preferred stock, par value of $0.01 per share; authorized 5,000,000 shares;
outstanding none	-	-	-
Common stock, par value of $0.01 per share; authorized 50,000,000 shares;
issued 28,235,022 shares at June 30, 2007, December 31, 2006 and
June 30, 2006; outstanding 27,853,783 shares at June 30, 2007,
December 31, 2006 and June 30, 2006	282	282	282
Additional paid-in capital	93,792	93,792	93,792
Accumulated other comprehensive loss	(6,068)	(5,204)	(12,189)
Retained earnings	1,393,259	1,321,157	1,218,992
Treasury stock, at cost, 381,239 shares at June 30, 2007,
December 31, 2006 and June 30, 2006	(16,792)	(16,792)	(16,792)

Total stockholders’ equity	1,464,473	1,393,235	1,284,085

	$14,902,970	$16,207,382	$17,464,780

Page 5

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	June 30,		June 30,

(Dollars in Thousands, Except Per Share Data)	2007	2006	2007	2006

Interest income
Loans	$230,383	$275,233	$482,555	$530,578
U.S. Treasury and government sponsored entities securities	20,120	8,930	39,294	16,266
Mortgage-backed securities	3	3	6	6
Other investment securities	1,718	2,243	4,189	4,522

Total interest income	252,224	286,409	526,044	551,372

Interest expense
Deposits	111,888	99,798	225,463	191,633
Federal Home Loan Bank advances and other borrowings	25,576	50,966	57,406	94,880
Senior notes	3,301	3,298	6,602	6,596

Total interest expense	140,765	154,062	289,471	293,109

Net interest income	111,459	132,347	236,573	258,263
Provision for credit losses	9,505	6,662	10,122	16,719

Net interest income after provision for credit losses	101,954	125,685	226,451	241,544

Other income, net
Loan and deposit related fees	9,338	9,171	18,174	17,729
Real estate and joint ventures held for investment, net	(111)	2,553	365	4,842
Secondary marketing activities:
Loan servicing income (loss), net	(789)	452	(1,225)	641
Net gains on sales of loans and mortgage-backed securities	8,978	8,619	17,718	20,273
Other	109	235	181	755

Total other income, net	17,525	21,030	35,213	44,240

Operating expense
Salaries and related costs	40,998	40,873	83,232	81,653
Premises and equipment costs	9,122	8,410	17,931	16,948
Advertising expense	1,878	1,879	3,069	3,121
Deposit insurance premiums and regulatory assessments	2,482	1,008	5,246	2,022
Professional fees	731	450	1,290	1,242
Other general and administrative expense	6,201	8,295	15,996	17,470

Total general and administrative expense	61,412	60,915	126,764	122,456
Net operation of real estate acquired in settlement of loans	948	28	1,239	19

Total operating expense	62,360	60,943	128,003	122,475

Income before income taxes	57,119	85,772	133,661	163,309
Income taxes	24,375	37,548	58,054	71,388

Net income	$32,744	$48,224	$75,607	$91,921

Per share information
Basic	$1.17	$1.73	$2.71	$3.30
Diluted	$1.17	$1.73	$2.71	$3.30
Cash dividends declared and paid	$0.12	$0.10	$0.24	$0.20
Weighted average shares outstanding
Basic	27,853,783	27,853,783	27,853,783	27,853,783
Diluted	27,884,062	27,884,281	27,884,046	27,883,751

Page 6

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA

	Three Months Ended		Six Months Ended
	June 30,		June 30,

(Dollars in Thousands)	2007	2006	2007	2006

Net income by business segment
Banking	$32,614	$46,494	$75,037	$89,010
Real estate investment	130	1,730	570	2,911

Total net income	$32,744	$48,224	$75,607	$91,921

Selected financial ratios
Effective interest rate spread	3.07%	3.07%	3.18%	3.02%
Efficiency ratio (a)	47.57	40.39	46.70	41.14
Return on average assets	0.87	1.09	0.98	1.05
Return on average equity	9.01	15.25	10.54	14.78

Asset and liability activity
Loans for investment portfolio:
Originations: (b)
Residential one-to-four units	$698,952	$1,129,715	$1,301,850	$2,849,083
All other	14,876	49,059	32,376	162,729
Repayments	(1,489,999)	(1,596,002)	(3,050,186)	(2,989,959)

Loans originated for sale portfolio (b)	494,871	892,314	1,135,540	1,872,478

Loans and mortgage-backed securities sold	(569,940)	(1,027,994)	(1,284,370)	(1,904,280)

Increase (decrease) in loans and mortgage-backed securities	(817,950)	(491,023)	(1,778,684)	116,650

Increase (decrease) in assets	(334,899)	(337,979)	(1,304,412)	369,117

Increase (decrease) in deposits	(400,625)	(311,164)	(538,063)	10,891

Increase (decrease) in borrowings	(153,104)	(71,276)	(918,748)	197,062

Earnings Release and Table Listing

	June 30,	December 31,	June 30,
	2007	2006	2006

Capital ratios (Bank only)
Tangible and core	10.08%	8.76%	7.88%
Risk-based	20.86	17.78	15.71

Book value per share	$52.58	$50.02	$46.10

Number of branches including in-store locations	172	172	171

(a) The amount of general and administrative expense expressed as a percentage of net interest income plus other income, excluding income associated with real estate held for investment.
(b) Included loans purchased.

Page 7

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	Three Months Ended June 30,

	2007			2006

	Average		Average	Average		Average
(Dollars in Thousands)	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate

Average balance sheet data
Interest-earning assets:
Loans:
Loan prepayment fees		$17,591	0.55%		$25,888	0.64%
Write-off of deferred costs and
premiums from loan payoffs		(24,325)	(0.76)		(26,019)	(0.64)
All other		237,117	7.39		275,364	6.76

Total loans	$12,835,907	230,383	7.18	$16,283,301	275,233	6.76
Mortgage-backed securities	116	3	5.92	267	3	4.49
Investment securities (a)	1,698,378	21,838	5.16	975,373	11,173	4.59

Total interest-earnings assets	14,534,401	$252,224	6.94%	17,258,941	$286,409	6.64%
Non-interest-earning assets	480,034			426,727

Total assets	$15,014,435			$17,685,668

Transaction accounts:
Non-interest-bearing checking	$800,910	$-	-%	$744,440	$-	-%
Interest-bearing checking (b)	486,909	382	0.31	508,205	439	0.35
Money market	145,230	376	1.04	161,537	421	1.05
Regular passbook	1,190,524	2,814	0.95	1,563,990	3,940	1.01

Total transaction accounts	2,623,573	3,572	0.55	2,978,172	4,800	0.65
Certificates of deposit	8,768,716	108,316	4.95	9,033,473	94,998	4.22

Total deposits	11,392,289	111,888	3.94	12,011,645	99,798	3.33
FHLB advances and other borrowings (c)	1,734,014	25,576	5.92	3,886,870	50,966	5.26
Senior notes	198,333	3,301	6.66	198,157	3,298	6.66

Total deposits and borrowings	13,324,636	140,765	4.24	16,096,672	154,062	3.84
Other liabilities	235,991			324,475
Stockholders’ equity	1,453,808			1,264,521

Total liabilities and stockholders’ equity	$15,014,435			$17,685,668

Net interest income/interest rate spread		$111,459	2.70%		$132,347	2.80%
Excess of interest-earning assets over
deposits and borrowings	$1,209,765			$1,162,269
Effective interest rate spread			3.07			3.07

(a) Yields for securities available for sale are calculated using historical cost balances and are not adjusted for changes in fair value that are reflected as a separate component of stockholders’ equity.
(b) Included amounts swept into money market deposit accounts.
(c) The impact of interest rate swap contracts was included, with notional amounts totaling $430 million of receive-fixed, pay-3-month London Inter-Bank Offered Rate ("LIBOR") variable interest, which contracts serve as a permitted hedge against a portion of our FHLB advances.

Page 8

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	Six Months Ended June 30,

	2007			2006

	Average		Average	Average		Average
(Dollars in Thousands)	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate

Average balance sheet data
Interest-earning assets:
Loans:
Loan prepayment fees		$39,395	0.59%		$47,359	0.58%
Write-off of deferred costs and
premiums from loan payoffs		(50,139)	(0.75)		(48,063)	(0.59)
All other		493,299	7.44		531,282	6.55

Total loans	$13,257,340	482,555	7.28	$16,210,406	530,578	6.55
Mortgage-backed securities	134	6	5.89	272	6	4.41
Investment securities (a)	1,638,663	43,483	5.35	911,916	20,788	4.60

Total interest-earnings assets	14,896,137	$526,044	7.06%	17,122,594	$551,372	6.44%
Non-interest-earning assets	474,773			422,893

Total assets	$15,370,910			$17,545,487

Transaction accounts:
Non-interest-bearing checking	$777,986	$-	-%	$722,205	$-	-%
Interest-bearing checking (b)	487,542	777	0.32	511,861	874	0.34
Money market	147,807	761	1.04	162,875	844	1.04
Regular passbook	1,217,173	5,763	0.95	1,645,512	8,324	1.02

Total transaction accounts	2,630,508	7,301	0.56	3,042,453	10,042	0.67
Certificates of deposit	8,886,450	218,162	4.95	8,968,856	181,591	4.08

Total deposits	11,516,958	225,463	3.95	12,011,309	191,633	3.22
FHLB advances and other borrowings (c)	1,980,803	57,406	5.84	3,788,128	94,880	5.05
Senior notes	198,311	6,602	6.66	198,135	6,596	6.66

Total deposits and borrowings	13,696,072	289,471	4.26	15,997,572	293,109	3.69
Other liabilities	239,531			303,766
Stockholders’ equity	1,435,307			1,244,149

Total liabilities and stockholders’ equity	$15,370,910			$17,545,487

Net interest income/interest rate spread		$236,573	2.80%		$258,263	2.75%
Excess of interest-earning assets over
deposits and borrowings	$1,200,065			$1,125,022
Effective interest rate spread			3.18			3.02

(a) Yields for securities available for sale are calculated using historical cost balances and are not adjusted for changes in fair value that are reflected as a separate component of stockholders’ equity.
(b) Included amounts swept into money market deposit accounts.
(c) The impact of interest rate swap contracts was included, with notional amounts totaling $430 million of receive-fixed, pay-3-month LIBOR variable interest, which contracts serve as a permitted hedge against a portion of our FHLB advances.

Page 9

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

(Dollars in Thousands)	2007	2006	2007	2006

Loan and deposit related fees
Loan related fees	$819	$1,009	$1,661	$2,075
Deposit related fees:
Automated teller machine fees	2,440	2,410	4,745	4,559
Other fees	6,079	5,752	11,768	11,095

Total loan and deposit related fees	$9,338	$9,171	$18,174	$17,729

Loan servicing income (loss), net
Net cash servicing fees	$1,598	$1,574	$3,205	$3,140
Payoff and curtailment interest cost (a)	(1,391)	(233)	(2,454)	(451)
Amortization of mortgage servicing rights	(967)	(1,029)	(1,991)	(2,227)
(Provision for) reduction of impairment of mortgage servicing rights	(29)	140	15	179

Total loan servicing income (loss), net	$(789)	$452	$(1,225)	$641

Net gains (losses) on sales of loans and mortgage-backed securities
Mortgage servicing rights	$1,926	$1,285	$3,267	$2,307
All other components excluding SFAS 133	6,186	8,067	13,334	18,461
SFAS 133	866	(733)	1,117	(495)

Total net gains on sales of loans and mortgage-backed securities	$8,978	$8,619	$17,718	$20,273

Secondary marketing gain excluding SFAS 133 as a
percentage of associated sales	1.42%	0.91%	1.29%	1.09%

Mortgage servicing rights activity
Gross balance at beginning of period	$20,871	$20,420	$21,435	$21,157
Additions (b)	1,926	1,285	3,267	2,307
Amortization	(967)	(1,029)	(1,991)	(2,227)
Sales	-	-	(868)	-
Impairment write-down	(123)	(11)	(136)	(572)

Gross balance at end of period	21,707	20,665	21,707	20,665

Allowance balance at beginning of period	182	255	239	855
Provision for (reduction of) impairment	29	(140)	(15)	(179)
Impairment write-down	(123)	(11)	(136)	(572)

Allowance balance at end of period	88	104	88	104

Total mortgage servicing rights, net	$21,619	$20,561	$21,619	$20,561

As a percentage of associated mortgage loans	0.91%	0.87%	0.91%	0.87%
Estimated fair value (c)	$25,080	$23,644	$25,080	$23,644
Weighted average expected life (in months)	65	56	65	56
Custodial account earnings rate	5.35%	5.39%	5.35%	5.39%
Weighted average discount rate	10.13	9.39	10.13	9.39

Earnings Release and Table Listing

	June 30,	December 31,	June 30,
(Dollars in Thousands)	2007	2006	2006

Mortgage loans serviced for others
Total	$6,002,907	$5,908,233	$6,377,737
With capitalized mortgage servicing rights: (c)
Amount	2,383,290	2,394,754	2,369,543
Weighted average interest rate	5.79%	5.75%	5.66%
Total loans sub-serviced without mortgage servicing rights: (d)
Term – less than six months	$398,530	$93,074	$228,455
Term – indefinite	3,207,087	3,404,342	3,760,642

Custodial account balances	$156,433	$172,462	$147,831

(a) Represents the difference between the contractual obligation to pay interest to the investor for an entire month and the actual interest received when a loan prepays prior to the end of the month. However, loan servicing activities do not include the benefit of the use of total loan repayments to increase net interest income.
(b) Included minor amounts repurchased.
(c) The estimated fair value may exceed book value for certain asset strata and excluded loans sold or securitized prior to 1996 and loans sub-serviced without capitalized mortgage servicing rights.
(d) Servicing is performed for a fixed fee per loan each month.
Page 10

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	June 30,	December 31,	June 30,
(Dollars in Thousands)	2007	2006	2006

Loans held for investment
Loans secured by real estate:
Residential one-to-four units	$11,714,635	$13,227,004	$14,839,479
Home equity loans and lines of credit	154,980	187,939	232,746
Residential five or more units	108,302	113,488	118,100
Commercial real estate	26,767	26,700	27,091
Construction	52,699	52,922	67,609
Land	64,262	58,910	59,682
Non-mortgage:
Commercial	2,700	2,400	3,400
Consumer	6,346	6,778	6,303

Total loans held for investment	12,130,691	13,676,141	15,354,410
Increase (decrease) for:
Undisbursed loan funds and net deferred costs and premiums	142,616	192,086	217,407
Allowance for losses	(69,107)	(60,943)	(51,198)

Total loans held for investment, net	$12,204,200	$13,807,284	$15,520,619

Loans held for sale
Residential one-to-four units	$189,189	$358,128	$411,086
Net deferred costs and premiums	285	4,789	6,851
Capitalized basis adjustment (a)	(1,722)	298	(246)

Total loans held for sale, net	$187,752	$363,215	$417,691

Residential one-to-four unit loans subject to negative amortization
Held for investment:
Amount	$8,914,448	$11,199,870	$13,221,683
Amount as a percentage of total residential one-to-four unit loans	76%	85%	89%
Negative amortization included in the loan balance	377,327	320,466	229,052
Negative amortization as a percentage of the associated loan balance	4.23%	2.86%	1.73%

Non-performing assets
Non-accrual loans:
Residential one-to-four units	$178,504	$90,218	$38,074
Construction	7,067	-	-
Land	11,345	11,345	-
Other	525	275	-

Total non-accrual loans	197,441	101,838	38,074
Real estate acquired in settlement of loans	29,925	8,524	1,254

Total non-performing assets	$227,366	$110,362	$39,328

Non-performing assets as a percentage of total assets	1.53%	0.68%	0.23%

Delinquent loans
30-59 days	$77,527	$57,042	$28,420
60-89 days	57,076	24,313	11,908
90+ days (b)	125,283	63,162	23,879

Total delinquent loans	$259,886	$144,517	$64,207

Delinquencies as a percentage of total loans	2.11%	1.03%	0.41%

(a) Reflected the change in fair value of the interest rate lock derivative from the date of rate lock to the date of funding.
(b) All 90 day or greater delinquencies are on non-accrual status and reported as part of non-performing assets.
Note: Certain prior period amounts have been reclassified to conform to the current presentation.

Page 11